UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 4, 2011

ClearOne Communications, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Utah

(State or Other Jurisdiction of Incorporation)

001-33660	87-0398877
(Commission File Number)	(I.R.S. employer identification number)

5225 Wiley Post Way, Suite 500 Salt Lake City, Utah	84116
(Address of principal executive offices)	(Zip Code)

(801) 975-7200

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the closing of the NetStreams, Inc. acquisition, on November 3, 2009, we entered into a Joinder to the Loan and Security Agreement (the “Joinder”) with Square 1 Bank (the “Bank”), and became an additional borrower under the Loan and Security Agreement dated November 12, 2008, as amended (the “Loan Agreement”), by and between the Bank, and NetStreams, Inc. and NetStreams, LLC (collectively, “NetStreams”).  Under the terms of the Joinder, we assumed the liability of NetStreams under the Loan Agreement in the amount of $2,000,000, which we repaid in March 2010.  As of May 4, 2011, we and the Bank terminated the Loan Agreement and the Joinder and we repaid all remaining outstanding obligations, which consisted solely of the Bank’s expenses in connection with the restructuring of the loan facility and amending and restating the Loan Agreement, and termination of all security interests and liens held by the Bank under the Loan Agreement.  In connection with our repayment of the remaining outstanding obligations, all of our indebtedness and obligations to the Bank were discharged in full and the Bank will terminate all security interests and other liens held as security under the Loan Agreement.  A description of the terms and conditions of the Joinder and the Loan Agreement appears in our Current Report on Form 8-K filed on November 9, 2009, and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARONE COMMUNICATIONS, INC.

Date: May 10, 2011	By:	/s/ Zeynep Hakimoglu
Zeynep Hakimoglu
Chief Executive Officer